UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 31, 2010

METROPCS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

MetroPCS Wireless, Inc. (“Wireless”), an indirect, wholly-owned subsidiary of MetroPCS Communications, Inc. (the “Company”), and InComm Holdings, Inc., a Georgia corporation (“InComm”), entered into a Master Services Agreement (together with the related service addenda, the “MSA”), effective March 31, 2010 (the “Effective Date”), under which U.S. South Communications, Inc., a Colorado corporation and a wholly-owned subsidiary of InComm, will provide domestic long distance services (“Domestic Long Distance”) and international long distance services (“International Long Distance” and, collectively with Domestic Long Distance, the “Services”) to Wireless.

The term of the MSA commences on the Effective Date and continues for a period of five (5) years. Unless earlier terminated in accordance with the terms of the MSA, Wireless may initiate a review by the parties of the terms and conditions of the MSA at any time during the third year of the term of the MSA. If a review is requested and Wireless and InComm are unable to reach agreement on the terms pursuant to which InComm provides either of the Services offered under the MSA for the remainder of the term, Wireless shall have the right to terminate such Services without penalty, provided that the effective date of any such termination may not be earlier than the last day of the forty-second (42nd) month of the term and may not be later than sixty (60) days after the end of the third year of the term. In addition, Wireless may terminate either the MSA or a portion of the Services provided thereunder at any time for convenience commencing on the thirtieth (30th) month following the Effective Date through the remainder of the term, upon payment of a termination fee, which is reduced pro-rata each month after the thirtieth (30th) month following the Effective Date. The MSA also requires InComm to meet certain service level agreements during the term.

Wireless is obligated, subject to certain exceptions, to purchase from InComm a specified percentage of its Domestic Long Distance minutes (“Domestic Traffic Commitment”) and a specified percentage of the aggregate International Long Distance calls (“International Traffic Commitment”) generated by Wireless’ customers at the rates set forth in the MSA. InComm has agreed that it will continue to offer to Wireless competitive rates for Domestic Long Distance and International Long Distance and, subject to certain limitations, Wireless will have the right to reduce the Domestic Traffic Commitment or International Traffic Commitment, as applicable, in the event that InComm fails to do so.

This description of the MSA is only a summary of the material terms and is qualified in its entirety by the full and complete terms of the MSA, a redacted copy of which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending March 31, 2010. You may obtain a copy of this current report, and when filed with the SEC, the quarterly report on Form 10-Q and the redacted MSA, as an exhibit thereto, on the SEC website at http://www.sec.gov or on our website at http://www.metropcs.com under the Investor Relations tab. The information contained in, or that can be accessed through, our website is not part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: April 5, 2010	By:	/S/ J. BRAXTON CARTER
J. Braxton Carter
Executive Vice President and
Chief Financial Officer